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EXHIBIT 24(a)


                          INDEPENDENT AUDITOR'S CONSENT


         We consent to the incorporation by reference in this Registration Statement of Bio-Logic Systems Corp. on Form S-8 of our report dated May 5, 1995, on our audits of the consolidated financial statements of Bio-Logic Systems Corp. as of February 28, 1995 and 1994 and for the two years in the period ended February 28, 1995, appearing in the Annual Report on Form 10K- SB for the fiscal year ended February 28, 1995 (SEC File No. 0-12231) of Bio-Logic Systems Corp. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


                                                         DELOITTE & TOUCHE LLP


Chicago, Illinois
August 28, 1995


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